UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:

(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule lea-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 3, 2011, Starwood Property Trust, Inc. (the “Company”), Starwood Property Mortgage Sub-2, L.L.C. (“SPM Sub-2”) and Starwood Property Mortgage Sub-2-A, L.L.C. (“SPM Sub-2-A”), each, an indirect wholly-owned subsidiary of the Company, and Wells Fargo Bank, National Association (“Wells Fargo”) entered into an amendment (the “Second Wells Repurchase Amendment”) to the Amended and Restated Master Repurchase and Securities Contract, dated February 28, 2011 (the “Second Wells Repurchase Agreement”), among SPM Sub-2, SPM Sub-2-A and Wells Fargo and the Amended and Restated Guarantee and Security Agreement, dated February 28, 2011 (the “Second Wells Repurchase Guarantee”), from the Company to Wells Fargo.  The Second Wells Repurchase Amendment amended the terms of the Second Wells Repurchase Agreement as described below.  In addition to being used by SPM Sub-2 and SPM Sub-2-A to finance the acquisition or origination of commercial mortgage loans (and participations therein) and mezzanine loans (collectively, “Non-CMBS Assets”), the Second Wells Repurchase Amendment amended the Second Wells Repurchase Agreement to allow SPM Sub-2 and SPM Sub-2-A to finance the acquisition or origination of commercial mortgage loans (and participations therein) which are intended to be included in commercial mortgage securitizations by SPM Sub-2 and SPM Sub-2-A and approved by Wells Fargo (“CMBS Assets”).  The Second Wells Repurchase Amendment increased the maximum financings available under the Second Wells Repurchase Agreement from $350 million to $550 million.  The Second Wells Repurchase Amendment further amended the terms of the Second Wells Repurchase Agreement to provide for an initial maturity date for CMBS Assets of November 2, 2012, subject to a single one-year extension option, which may be exercised by SPM Sub-2 and SPM Sub-2-A upon the satisfaction of certain conditions.  The initial maturity date of the Second Wells Repurchase Agreement applicable to Non-CMBS Assets remains August 5, 2013, subject to two one-year extension options, each of which may be exercised by SPM Sub-2 and SPM Sub-2-A upon the satisfaction of certain conditions.  The Second Wells Repurchase Amendment amended the terms of the Second Wells Repurchase Guarantee to provide that the Company guarantees the obligations of SPM Sub-2 and SPM Sub-2-A under the Wells Repurchase Agreement up to a maximum liability of 25% of the then-currently outstanding repurchase price of CMBS Assets, in addition to continuing to guarantee up to a maximum liability of either 25% or 100% of the then-currently outstanding repurchase price of Non-CMBS Assets, depending upon the type of Non-CMBS Asset being financed.

Pursuant to an amendment to the Second Wells Repurchase Agreement and the Second Wells Guarantee Agreement, dated May 24, 2011, SPM Sub-2, SPM Sub-2-A, the Company and Wells Fargo amended the following financial covenants applicable to the Company: (i) the liquidity covenant was amended to require that cash liquidity not be less than $15 million and total liquidity not be less than $40 million; and (ii) the tangible net worth covenant was amended to require that tangible net worth not be less than the sum of $1.35 billion plus an amount equal to 75% of the net cash proceeds (net of underwriting discounts and commissions, and other out-of-pocket expenses incurred by the Company in connection with such issuance or sale) received by the Company from the issuance or sale of capital stock (or other ownership, equity or profit interests in the Company), any warrant, option or other right for the purchase or other acquisition from the Company of capital stock (or such other ownership, equity or profit interests in Guarantor) or any security convertible into or exchangeable for any of the foregoing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2011	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Authorized Signatory